Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-31595, No. 333-47123, and No. 333-113246) and on Form S-3 No. 333-165541 of our reports dated October 23, 2012, relating to the consolidated financial statements of Winnebago Industries, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Winnebago Industries, Inc. for the year ended August 25, 2012.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
October 23, 2012

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